EXHIBIT 23.1


                               KYLE L. TINGLE, CPA








                                                                   July 25, 2005


To Whom It May Concern:


The firm of Kyle L. Tingle, CPA, LLC consents to the inclusion of his report of February 21, 2005 accompanying the audited financial statements of Domain Registration, Corp., as at December 31, 2003 and December 31, 2004, in the Form 10KSB/A filed with the U.S. Securities and Exchange Commission.

Very truly yours,


/s/ KYLE L. TINGLE
____________________________
    Kyle L. Tingle, CPA, LLC





















P.O. Box 50329, Henderson, Nevada 89016, Phone: (702) 434-8452, Fax: (702)
436-4218, e-mail: Ktingle@worldnet.att.net